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                                                                  Exhibit 10.3


     AGREEMENT OF LEASE dated January 1, 1988, between COURTNEY COMPANY, a West Virginia corporation (hereinafter called "Lessor"), and PRIMEACRE LAND CORPORATION, a Delaware corporation (hereinafter called "Lessee").

     1. PREMISES

     1.1 In consideration of the rents, royalties, and other sums to be paid by Lessee to Lessor and subject to the covenants and agreements hereinafter contained and to be kept, performed, and observed on the part of Lessee, Lessor hereby leases to Lessee all of the mineable and merchantable coal (as defined in Section 3), to the extent that it is owned by Lessor, in, upon, and under the following-described tract of land, situate partly in Boone County, West Virginia, and partly in Lincoln County, West Virginia:

          The tract of land that was conveyed to Lessor by Frederick L. Thomas, Trustee, by deed dated August 15, 1958, and recorded in the Office of the Clerk of the County Commission of said Boone County in Deed Book No. 93, at page 390, and in the Office of the Clerk of the County Commission of said Lincoln County in Deed Book No. 153, at page 396.

          EXCEPT, HOWEVER, those lands, if any, that have been conveyed by Lessor to others in connection with boundary line compromises.

          TOGETHER WITH those lands, if any, in either of said counties that have been conveyed to Lessor by others in connection with boundary line compromises.

          TOGETHER, ALSO, WITH the mining rights described below in Section 2.

          EXCEPTING AND RESERVING, HOWEVER, to Lessor, its successors and assigns, the right to recover timber from the surface of the Premises to the extent that Lessor, in the absence of this Agreement of Lease, would have such right, but subject to the provisions of Section 13.4.

          EXCEPTING AND RESERVING, MOREOVER, to Lessor, its successors and assigns, all oil and gas and other minerals
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     (except the above-described coal and such fireclay or other minerals as are normally removed with said coal) lying or being or found within or underlying the above-described premises, including methane and other gases in the coal hereby leased (it being understood, however, that Lessee may discharge to the atmosphere or use in its operations, but may not sell, such methane and other gases), together with the right to drill and bore for and sink shafts for the purpose of testing, exploring for and removing oil, gas and such other minerals; provided, however, that any such drilling, boring or sinking of shafts shall be done at such point or points and in such manner as will not substantially interfere with or injure the properties or operations of Lessee.

     SUBJECT, HOWEVER, to the terms of an Agreement between Courtney Company and George E. Price, Trustee, Philadelphia Warehouse Company, and United Fuel Gas Company, dated May 1, 1913, and recorded in said Office of the Clerk of the County Commission of said Boone County in Oil and Gas Record Book No. 3, at page 158, and in said Office of the Clerk of the County Commission of said Lincoln County in Oil and Gas Record Book No. 4, at page 173.

     1.2 It is the purpose of the Lessor and the Lessee to bring under this Agreement of Lease all coal, with the appurtenances thereto, that is owned by Lessor and located within said Boone County or said Lincoln County (the lands within which coal is located being, to the extent that they are owned by the Lessor, hereinafter called the "Premises").

     2.  MINING RIGHTS

     2.1 With respect to any part of the Premise where Lessor owns the surface, Lessor grants to Lessee, for the purpose of mining, removing, gathering, storing, preparing for market,


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transporting and shipping the coal, the right and privilege to exercise and use such mining rights, auxiliary privileges and easements as may be deemed necessary or convenient by Lessee for the purposes hereof.

     2.2 Without limiting the generality of the foregoing grant of rights, said grant includes, in so far as Lessor has the right to grant such rights, the right to mine (by any method or process, including deep mining, strip mining, mountain-top removal and auger and punch mining) and take and remove all of said coal; the right to use so much of the surface of the Premises as Lessee may desire for the erection, maintenance and operation of mining structures, buildings, power lines, tracks, tramways and equipment, for depositing refuse, slurry, bone, slate and other substances resulting from mining and for drainage, ventilation, haulage and other purposes in connection with the mining and removal of such coal and of coal from adjacent and neighboring lands; the right to haul through and under the Premises coal from neighboring and adjacent lands; and the right to use in connection with the mining operations of Lessee in, on and under the Premises and adjacent and neighboring lands sand, rock, water and other substances found on, in or under the Premises; all without liability for injury or damage that may result to the overlying strata or the surface land or to buildings or structures that may now or hereafter be erected thereon or therein or to springs, wells or water courses in, on or under the Premises or to anything therein or thereon and


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without being required in the mining and removal of coal, sand or rock, including pillars, from the Premises or from other lands to provide vertical, subjacent or lateral support to any strata overlying the coal within the Premises or to the surface of the Premises or to anything therein or thereon, subject, however, as hereinafter set forth.

     2.3 With respect to any part of the Premises where Lessor does not own the surface, Lessor grants to Lessee the same mining rights, privileges and easements as Lessor possesses or has the right to utilize, subject, however, as hereinafter set forth, it being understood that those mining rights, privileges and easements may not be uniform throughout the Premises.

     3.  MINEABLE AND MERCHANTABLE COAL

     3.1 The term "mineable and merchantable" shall refer to coal which, when reached in the conduct of Lessee's operations hereunder, could be mined by the use of machinery and methods which, at that time, are modern, practical, and efficient and could be sold at a reasonable profit on the market then prevailing. The term "mineable and merchantable" shall be given reasonable and practicable consideration to the end that as much coal shall be recovered as is reasonable and practicable without imposing an unreasonable burden upon Lessee where unfavorable natural conditions or market conditions are encountered.

     4.  WARRANTIES

     4.1. Lessor warrants specially title to the Premises and to the rights, privileges and easements hereby leased.


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     4.2 If the title of Lessor to any of the coal that is herein described as being leased shall be defeated by the holder of an outstanding superior title and as a consequence any mineable and merchantable coal is lost to Lessee by virtue of a final adjudication by the court of last resort in the State of West Virginia or by any court of last resort of the United States of America, then Lessee shall pay no Tonnage Royalty (as defined in Section 7) to Lessor for coal with respect Lessor's title is defeated and the Minimum Quarterly Royalty (as defined in Section 6) shall be reduced in the same proportion as the acreage of coal contained within the Premises is reduced by virtue of such defeat of title; and if Tonnage Royalty shall theretofore have been paid in respect of such coal, then Lessor shall refund to Lessee the amount of thereof, with interest from the date of such final adjudication.

     4.3 For six (6) months after any such final adjudication, Lessor shall be entitled to purchase the coal so lost. If Lessor does not purchase the same within said period of six (6) months, Lessee may purchase it. If such coal is purchased by Lessor during the term hereof and is so located as to be mineable and merchantable, taking into account the then status of Lessee's mining, it shall thereupon become part of the Premises, and Lessee shall repay to Lessor any of the above amounts therefore refunded by Lessor to Lessee with respect to such coal and shall adjust the Minimum Quarterly Royalty accordingly.


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     4.4  All actions against Lessor affecting title to the Premises and all actions against Lessee affecting such title, if Lessor is duly notified thereof by Lessee, shall be defended by Lessor at its own expense, but Lessee may on its own account and at its own expense have associate counsel in any such litigation.

     5. TERM

     5.1 The term hereof shall commence upon the date hereof and shall terminate on December 31, 20O7, subject to extension as provided in Section 5.2 and to earlier termination as provided in Section 5.3 and in Section 20.1 and subject to the continuation of certain rights and obligations as provided in Section 23.1.

     5.2 If Lessee has kept and performed all the covenants of this Lease, Lessee may extend the term hereof for as many additional periods of twenty (20) years each as Lessee may find necessary or desirable for the purposes of mining all of the merchantable and mineable coal within the Premises, the term as so extended being subject in each instance to the provisions of Section 5.3 and
Section 20.1 concerning earlier termination and subject to the continuation of certain rights and obligations as provided in Section 23.1.

     5.3 The term hereof shall terminate, except for the continuation of certain rights and obligations as provided in Section 23.1, upon the removal of all of the mineable and merchantable coal from the Premises.

     6.  PREPAID ROYALTY AND MINIMUM QUARTERLY ROYALTY

     6.1 Lessor acknowledges receipt from Lessee, under the provisions of a former lease of the coal within the Premises, of


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prepaid but unrecovered royalties in the amount of Three Hundred Seventy-three
Thousand Five Hundred Dollars ($373,500), which amount shall be regarded for the purposes of recoupment hereunder as unrecovered Minimum Quarterly Royalty.

     6.2 Lessee shall pay to Lessor with respect to each calendar quarter during the term hereof the following minimum royalty (the "Minimum Quarterly Royalty"), the obligation to pay which shall be in lieu of any obligation, express or implied, to mine with due diligence:

With respect to quarters in             Minimum Quarterly Royalty
---------------------------             -------------------------
Calendar years 1988 through 1990                 $25,000
Calendar years 1991 and 1992                     $31,250
Calendar years 1993 and 1994                     $37,500
Calendar years 1995 and 1996                     $43,750
Calendar years 1997 through 2007                 $50,000
Thereafter                                  See Section 6.5

subject, however, to reduction as provided in Section 4.2 if Lessor's title to all or any part of the Premises is defeated.

     6.3 The Minimum Quarterly Royalty shall be paid on the 25th day of the first month following the calendar quarter with respect to which it is payable.

     6.4 If the Minimum Quarterly Royalty is to be reduced during the course of a calendar year by virtue of failure of Lessor's title, as provided in Section 4.2, so that there would be defined, in the absence of this provision, two (2) or more distinct amounts of Minimum Quarterly Royalty with respect to such calendar quarter, the Minimum Quarterly Royalty with respect to


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such calendar quarter shall be the weighted average of each of the individual amounts, the weights assigned being proportional to the number of days that each such decrease is in effect during such calendar quarter.

     6.5 The Minimum Quarterly Royalty during each twenty(20) year extension of the term hereof shall be determined as follows:

          6.5.1 At any time when Lessee has the right to extend the term of this lease and shall be willing to do so if a satisfactory Minimum Quarterly Royalty can be determined, Lessee shall give Lessor notice of that fact no later than nine (9) months prior to the expiration of said term. Thereupon, Lessor and Lessee shall attempt to negotiate the amount or amounts of Minimum Quarterly Royalty to be paid during said term, as extended, if Lessee exercises said right. If they do not reach agreement prior to six (6) months before the expiration of said term, Lessee may, within the immediately succeeding two (2) weeks submit the determination of the Minimum Quarterly Royalty to be paid during said period to arbitration as provided in Section 24. The arbitrators shall be instructed to submit their decision no later than one (1) month before the expiration of said term.

          6.5.2 The Minimum Quarterly Royalty as determined by agreement or by arbitration shall be consistent with minimum royalties in effect at the time in then recent coal leases


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     of coal lands of comparable size and location and containing coal of comparable quantity and quality in Boone County, West Virginia, and Lincoln County, West Virginia.

          6.5.3 Lessee may exercise its option to extend the term hereof on the terms so determined as to Minimum Quarterly Royalty no later than the date of expiration of the then term, failing which exercise said option shall lapse.

     7.  TONNAGE ROYALTY

     7.1 Lessee shall pay to Lessor for each ton (2,000 pounds) of coal mined and removed from the Premises a tonnage royalty (the "Tonnage Royalty") equal to the following:

          7.1.1 if such coal is mined and removed by a sublessee of Lessee, the greater of (i) three per cent (3%) of the gross selling price of such coal, as defined in Section 7.2 or Section 7.3 or (b) one-half (1/2) of the tonnage royalty thereon payable by such sublessee to Lessee; or

          7.1.2 otherwise three and one-half (3 1/2) per cent of the gross selling price of such coal, as defined in Section 7.2 or Section 7.3.

     7.2 For the purpose of calculating Tonnage Royalty upon coal sold to parties not affiliated in any way with Lessee or, in the instance of a sublease, upon coal sold to parties not affiliated in any way with the sublessee, the gross selling price of coal shall be:


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          7.2.1  if such coal is shipped by rail car, either raw or after preparation, the price actually charged the ultimate purchaser f.o.b. rail car;


          7.2.2 if such coal is shipped f.o.b. barge after preparation, the price actually charged the ultimate purchaser f.o.b. barge, without any deduction except the cost of transportation to the barge after preparation;

          7.2.3 if such coal sold f.o.b. barge on a raw basis, the price actually charged the purchaser without any deduction other than transportation costs in excess of the transportation costs that would have been incurred if such coal had been sold f.o.b. rail car; and

          7.2.4 if such coal is shipped by truck, the price actually charged the purchaser without any deduction except the cost of transportation.

In no event shall there be any deduction for selling costs, selling commissions, advertising, credit losses, hauling or tippling, or consumer sales taxes or severance taxes imposed or for discounts or allowances actually allowed to arm's-length wholesalers, middlemen, or purchasers.

     7.3 For the purpose of computing Tonnage Royalty upon coal sold by Lessee to any party affiliated in any way with Lessee or, in the instance of a sublessee, upon coal sold to any party affiliated in any way with sublessee, the gross selling price of coal shall be the average of the fair market values obtainable for coals of comparable quality mined in the Boone County, West Virginia, and Lincoln County, West Virginia, area and sold in


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similar markets, such fair market values to be established between representatives of Lessor and Lessee effective each January 1 and July 1 during the term hereof for the ensuing six (6) calendar months.

     7.4 If Lessor and Lessee fail to agree upon the gross selling price, the gross selling price of coal shall be established on the basis of the definition of Section 7.2 or Section 7.3, as may be appropriate, by an independent third party, knowledgeable about coal markets, to be selected by the parties. The fees for the services of said third party shall be borne equally by Lessor and Lessee. If Lessor and Lessee fail to agree on the third party to be selected, or if either Lessor or Lessee is unwilling to accept any gross selling price established by such third party, the matter shall be submitted to arbitration as provided in Section 24.

     8.  ROYALTY UPON THE SALE OF BY-PRODUCTS

     8.1 Lessee shall pay Lessor a sum equal to ten per cent (10%) of the amounts charged for the sale during the term hereof of any slate, refuse or like by-products obtained from the Premises and resulting from the production or cleaning of coal, whether prior to the date hereof or during the term hereof.

     8.2  Such royalty shall be accounted for and paid for as provided in
Section 10.

     9. WHEELAGE

     9.1 Lessee shall pay Lessor wheelage of one-fourth of one per cent (1/4%) of the gross selling price of coal mined from


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lands other than the Premises and stored or processed on and shipped from the
Premises.

     9.2  Such wheelage shall be accounted for and paid for as provided in
Section 10, the quantity being determined as provided in Section 11.

     10.  STATEMENTS AND PAYMENTS

     10.1 On or before the 25th day of each calendar month, Lessee shall submit to Lessor, in duplicate, a statement showing the tonnage of coal mined and removed during the preceding calendar month, the gross selling price of such coal, the Tonnage Royalty thereon, a reference to the method by which said tonnage has been computed, as agreed upon pursuant to the provisions of Section 11, the quantity of coal on which wheelage is payable and a reference to the method by which said quantity has been computed, the gross selling price of such coal, the wheelage thereon, any sum payable as royalty on the sale of by-products and all other information required for the computation of Tonnage Royalty pursuant to the provisions of Section 7, the computation of royalty on the sale of by-products pursuant to the provisions of Section 8 and for the computation of wheelage payable pursuant to the provisions of Section 9 (including, if appropriate, a statement that no Tonnage Royalty or royalty on the sale by by-products or wheelage is payable). Lessee shall submit such monthly statement whether or not any payment is due.

     10.2 To the extent that the sum of the Tonnage Royalty, the royalty upon the sale of by-products and the wheelage to be paid


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pursuant to said statement exceeds the Minimum Quarterly Royalty applicable to said quarter, Lessee may apply against such excess any prepaid but unrecovered Minimum Quarterly Royalty (including, as provided in Section 6.1 the unrecovered prepaid royalties therein specified). Lessee shall accompany such statement with payment of all amounts due in accordance with such statement.

     10.3 To the extent that the sum of the Tonnage Royalty, the royalty upon the sale of by-products and the wheelage payable as provided in Section 9 is with respect to any calendar quarter less than the Minimum Quarterly Royalty for such calendar quarter, Lessee shall accompany said statement with payment of the difference, which difference shall be recoupable as provided in Section 10.2.

     11.  DETERMINATION OF QUANTITY

     11.1 The quantity of coal mined and removed hereunder shall be determined as follows:

          11.1.1 the quantity of coal mined from the Premises and shipped by rail without being commingled with other coal shall be determined by railroad weights;

          11.1.2 the quantity of coal mined from the Premises and shipped by other means or sold locally or used on the premises, which shall in no event be commingled with other coal, shall be determined by standardized weigh scales to be provided by Lessee and in accordance with the scale books and accounts of Lessee or according to any further procedure that may be proposed by Lessee and accepted by Lessor for the correct ascertainment and report of such quantity.


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          11.1.3  the quantity of coal commingled with coal from other premises shall be determined by prorating the total weight of such coal, determined as provided in Section 11.1.2, between the various lessors or owners according to the tonnage mined from the premises of each during the relevant period or periods, which tonnage shall be based on mine car weights or on weightometers if belt conveyors are used or by engineers' measurements and computations made by usual, customary, modern and accurate methods or by any other scientifically reliable and accurante appliance or method.

     11.2 The quantity of coal used in the preparation of coal for market shall not be taken into account in computing the quantity of coal for the purpose of calculating the Tonnage Royalty.

     12.  RECORDS AND INSPECTION OF RECORDS

     12.1 Lessee shall keep true and accurate accounts of all coal mined and removed by it hereunder in such manner as to segregate the quantities of coal mined and removed hereunder from the quantities of coal mined and removed from other lands of Lessee.

     12.2 Lessee shall permit Lessor to inspect its records relating to coal mined and removed hereunder; and Lessor may inspect, audit, and copy such books and records of Lessee as may be necessary or desirable to determine the accuracy of the


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coal mined and removed hereunder. All such inspections shall be conducted during
Lessee's normal business hours and in such manner as not to interfere unreasonably with the mining operations or business operations of Lessee.

     12.3 Lessor shall have the right to obtain from any railroad or trucking company by which coal mined hereunder shall be shipped, and from any person who weighs coal mined hereunder, manifests and other information as to the quantity of coal mined hereunder and to obtain from any purchaser of coal mined hereunder information concerning the quantity of such coal purchased and the price or prices paid therefore at such time or times as Lessor may desire such information; and this provision shall constitute full authority to such railroad, trucking company, person, or purchaser to give such information to Lessor.

     13.  OPERATIONS

     13.1 Lessee shall commence and thereafter carry on its mining operations hereunder in a careful, skillful, and workmanlike manner in accordance with good mining practices and the laws and regulations of the United States of America and the State of West Virginia and their political subdivisions having jurisdiction over such operations and in such manner as, subject to the other provisions hereof, will permit the recovery of as much mineable and merchantable coal as is practicable and with due regard to the future of the Premises as a coal property.

     13.2 Lessor and Lessee hereby waive any requirement for the maintenance of barrier pillars between the Premises and any other mines of Lessee, including any barrier pillars required by statute.


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     13.3  In the event that Lessee shall encounter faults, rolls, or any other adverse condition which, in its judgment, prohibits it from mining and removing coal in accordance with the terms hereof, Lessee shall, before abandoning the area or areas involved, give notice in writing to Lessor; and Lessor shall have the right, if exercised within fourteen (14) days after receipt of such notice, to inspect the area or areas involved to determine in its opinion whether or not the coal therein should be mined and removed in accordance with the terms and provisions hereof. Should the parties disagree on this point, the question shall, at the option of Lessor, either (i) be submitted to a mining engineer selected and agreed upon by Lessor and Lessee, in which event the decision of such engineer, which shall be rendered in writing within twenty (20) days after submission to him, shall be binding on the parties hereto; or (ii) be submitted to arbitration pursuant to Section 24; provided, however, that if the decision of such engineer or arbitrators is that the coal in such area or areas should be mined and removed, Lessee may at its sole election determine whether to return to said area or areas to mine and remove the coal therein or rather to pay Tonnage Royalty in respect of said coal.

     13.4 Lessee shall give Lessor reasonable notice and opportunity to recover timber to which Lessor is entitled in advance of strip or auger mining, failing which removal Lessee


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may recover, remove, use or destroy such timber without liability therefor to
Lessor.

     13.5 If at any time Lessee shall not conduct its operations as provided herein, as a result of which coal that otherwise would be minable and merchantable is not mined or is otherwise lost, Lessee shall pay to Lessor, at the time it would otherwise have been payable, the full royalty that would otherwise be due thereon, based on the estimated tonnage of minable and merchantable coal that remains unmined or is otherwise lost. Any dispute between the parties as to the liability of Lessee under the provisions of this paragraph shall be submitted to arbitration as provided in Section 24.

     13.6 Lessee shall use all reasonable precautions necessary or prudent to avoid damage to or destruction of the Premises or any part thereof by fire and will comply with all applicable laws and regulations of the State of West Virginia concerning fire and fire safety.

     14.  SURVEYS AND MAPS

     14.1 Lessee shall cause a survey of the mine workings to be made promptly, as the work proceeds, by a competent mining engineer and shall keep an accurate, complete, and current map of the Premises and mine workings on a scale of one hundred (100) feet to the inch in conformity in all respects with the requirements of the pertinent laws of the United States of America and the State of West Virginia. Said map shall show all property lines, surface improvements, and areas of active,


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projected, and completed mining and shall at all times be accessible to Lessor and its agents and representatives for inspection. Accurate measurements at diverse places of the thickness of the seam of coal, as the same is mined, as well as the location of faults, clay veins and rolls shall be shown on the mine maps. Lessee shall furnish a true, complete, and correct copy of such map to Lessor, in duplicate, without demand therefor, within thirty (30) days after the first day of January and July of each year.

     14.2 Lessee shall also keep an accurate and complete map of the Premises and mine workings on a scale of five hundred (500) feet to the inch showing, in addition to the abovementioned information, the projection of the mine development, and Lessee shall furnish a true, complete, and correct copy of the same to Lessor, without demand therefor, within thirty (30) days after the first day of January and July of each year.

     14.3 All maps, or copies thereof, together with the surveys, notebooks, and calculations, or copies thereof, as well as all engineering records and data and drilling exploration data, relative to the Premises and mine workings, or copies thereof, shall be accessible to Lessor, its agents and representatives, for inspection and copying and shall be delivered to and become the property of Lessor upon the termination of Lessee's leasehold hereunder.


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     15.  INSPECTION

     15.1 Lessor and its agents, engineers and other persons acting on its behalf may enter the mines or works of Lessee at all reasonable times and at the sole risk of Lessor in order to inspect, to examine, to select samples of coal, to survey or measure the seam or any part thereof, and to ascertain the condition of the mines, the methods practiced, and the amount of coal mined and removed and to carry out any other activity pertinent to the administration of this Agreement of Lease. While on the Premises, neither Lessor nor any such agent or representative shall be regarded as an employee of Lessee. Lessor shall give Lessee due notice of its intention to make such entrances in order to afford an opportunity for Lessee's engineer or agent to accompany the representative of Lessor. Neither Lessor's right to inspect Lessee's records and mines nor the exercise of that right shall be construed as a direction by Lessor or an approval by Lessor of any activity or omission of or by Lessee.

     16.  COMPLIANCE WITH LAWS AND REGULATIONS

     16.1 Lessee shall conduct all activities hereunder in compliance with such laws and regulations of the United States of America and the State of West Virginia and their political subdivisions having jurisdiction over such activities as may be in effect from time to time. Lessee shall comply with all valid rules, regulations, and orders of any regulatory body having jurisdiction in mining matters and shall secure all permits and other authorizations required by any competent governmental authority; provided, nevertheless, that in dealing with any rule,


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order, citation, prohibition, or directive, actions to be taken by Lessee to achieve compliance by Lessee shall be in the sole discretion of Lessee and the existence of such rule, order, citation, prohibition or directive or a failure to comply therewith shall not be deemed to be a default under the terms of this Agreement of Lease unless and until such failure to comply or failure to correct any situation constituting a failure to comply shall materially affect the value of the Premises as a coal property, materially diminish Lessor's estate in the Premises, or constitute a failure to comply with a final unappealed or unappealable order of any court or governmental body empowered to issue said order; provided, moreover, that Lessee shall indemnify Lessor and hold it harmless from any penalties, fines, costs, and expenses, including legal fees, court costs, and expenses paid or incurred by Lessor as a result of Lessee's actions or failures to act under this Section 16.

     17.  TAXES AND OTHER ASSESSMENTS

     17.1 Lessee shall pay all taxes, levies, fees, assessments, and other charges imposed by the United States of America or the State of West Virginia or any political subdivision thereof or municipal corporation therein upon the entire estate of Lessor in the lands of which the Premises are a part (except those taxes which are separately assessed to Lessor on its oil and gas) or upon the leasehold estate hereby created, upon coal mined and produced therefrom and upon operations of Lessee in the Premises, so that Lessor shall be entirely relieved from such charges.


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Lessee shall also pay all taxes, levies, fees, assessments, and other charges imposed by the United States of America or the State of West Virginia or any political subdivision thereof or any municipal corporation therein, upon Lessee or upon any real estate, plant, equipment, or improvements of Lessee on the Premises. If any payment on account of any or all of the above shall be made in the first instance by Lessor, Lessee shall reimburse the amount thereof to Lessor within thirty (30) days after presentation of an invoice therefor. It is not intended that Lessee shall pay or be required to pay any income, profits, excise, occupational, or privilege tax levied upon or measured by the royalty income of Lessor hereunder.

     18.  BLACK LUNG AND INDEMNIFICATION

     18.1 As between Lessor and Lessee in relation to any third party, Lessee shall be the operator of the Premises and shall be considered the responsible operator with respect to any claim for benefits filed by any of its employees or former employees or members of the families of either under the Black Lung Benefits Act of 1972, the Black Lung Benefits Reform Act of 1977, the Black Lung Benefits Revenue Acts of 1977 and 1981, and the Black Lung Benefits Amendments of 1981, as they may hereafter be amended, and all rules and regulations adopted pursuant thereto (the "Act"). Lessee shall secure and shall require any other person who operates, controls, or supervises a coal mine or performs services or construction at any time on the Premises or who otherwise may be liable for the payment of black lung benefits to secure the payment of such benefits to its employees under the Act in accordance with applicable laws and regulations and shall provide Lessor, at least annually and more often upon request, with appropriate certification that each of them has provided security for the payment of such benefits. Lessee shall notify Lessor immediately in writing of any change or alteration in the status of that security. Without limiting the generality of this Section 18, Lessee agrees to indemnify and hold Lessor harmless from any liability it may have for the payment of such benefits because of a person's employment with Lessee or others on the Premises. Lessor is not and will not be considered an "operator" or a "responsible operator" within the meaning of the Act with respect to Lessee's employees or the employees of others.

     18.2 Lessee alone shall be responsible for any injury to any person or property of others caused by it in the course of its operations hereunder or in the exercise of any of the rights granted hereunder and for any mining that Lessee may perform outside of the borders of the Premises and shall indemnify Lessor and save Lessor harmless from and against any and all suits, actions, costs, loss or damages and Lessor's reasonable attorney's fees resulting therefrom; provided, however, that Lessee does not assume by this provision responsibility for any damage or injury for which, but for this paragraph, there would be no legal responsibility or liability on the part of Lessee.

     19.  CONDEMNATION

     19.1 Should the Premises or any part thereof be taken pursuant to eminent domain proceedings or be declared by any governmental body or agency to be unsuitable for mining, Lessee shall be entitled to claim all damages thereto and therefor, except that Lessor shall be entitled to all royalties due upon tonnage mined up to the date of taking or declaration, and Lessor shall be further entitled to claim as damages the royalties on all coal that would have been mined from the Premises by Lessee during the unexpired term of this Agreement of Lease and any extensions thereof had the property not been taken or declared unsuitable for mining.

     20.  DEFAULT PROVISIONS

     20.1 If (i) Lessee shall fail or default in the payment of any sum required to be paid by it hereunder when and as the same shall become due and payable and any such default shall continue for a period of thirty (30) days after written demand by Lessor for such payment, (ii) Lessee shall fail or default in the performance of any one (1) or more of the following covenants or conditions: to prosecute its operations in accordance with the terms hereof; to secure all required permits, licenses, and identification numbers and pay all fees in connection therewith and fulfill all obligations in relations thereto; to permit Lessor access to the Premises; to provide Lessor any consent, waivers or other documentation that may be requested by Lessor or third parties and required by this Agreement of Lease; to keep accurate records, maps, surveys, and statements respecting all aspects of its operations hereunder; to provide any statements required hereunder; to permit Lessor to examine and survey Lessee's operations and to examine its books, accounts, statements, and maps and plans to the extent provided herein; to use recognized modern mining methods and practices or to expend reasonable and necessary funds for proper health and safety measures and apply proper effort to development, reclamation, drainage, and pollution control; to become and remain a subscriber to the Workers' Compensation Fund of West Virginia or otherwise provide workers' compensation coverage for its employees and maintain insurance for, or otherwise guarantee the payment of, Federal Black Lung benefits for its employees in accordance with applicable laws; to pay all taxes, fees, levies, assessments and other charges imposed or assessed against it as provided herein; to indemnify Lessor as provided hereunder; to comply with the restrictions on assignment and the creation of liens and encumbrances contained herein; to forward all notices and documents as provided for hereunder; or to perform any other covenant or condition herein contained to be performed by it not then in the process of arbitration and such default shall continue for a period of thirty (30) days (except for any default not susceptible of being cured within such thirty- (30-) day period, in which event the time permitted to cure such default shall be extended for so long as shall be reasonably necessary to cure the same, provided that Lessee commences promptly and proceeds diligently to cure such default) after written demand by Lessor for the performance thereof (or as to matters that formed the subject of arbitration, for a period of thirty (30) days after written demand by Lessor for compliance with the decision of the arbitrators) or (iii) Lessee shall file a petition in bankruptcy, make an assignment for the benefit of its creditors, consent to the appointment of a receiver, be adjudicated a bankrupt, file a petition for reorganization, have a receiver appointed, or have an order entered against it for reorganization, then Lessor, at its option, may:

     (a) declare a forfeiture of the leasehold of Lessee hereunder and of all the right, title, and interest of Lessee in and to the Premises;

     (b) re-enter and take possession of the Premises, including all improvements and personal property theretofore placed by Lessee in or upon the Premises, to the complete exclusion of Lessee and if Lessee shall refuse to give such possession to Lessor, proceed to obtain such possession in any manner permitted under the laws of the State of West Virginia; and

     (c) proceed to collect all indebtedness of Lessee to Lessor in any manner permitted under the laws of the State of West Virginia.

     21.  REMEDIES

     21.1 All of the remedies granted to Lessor herein shall be deemed to be cumulative. No exercise of any remedy shall be considered an election by Lessor of remedies or as a waiver of any other remedy specified in Section 20. Moreover, the specification of remedies in Section 20 shall not be deemed to exclude Lessor from any other legal or equitable remedy or remedies that it may have. No failure on the part of Lessor to enforce any of its rights hereunder for any period or periods shall operate as an estoppel or as a waiver against Lessor or prevent Lessor at any subsequent time from electing to exercise all or any of such rights in respect of a default or otherwise. Any provision hereof which is enforceable only to a limited extent may be enforced to such extent with the same effect as if such provision had expressly provided in the alternative for the enforcement thereof to the extent to which such provision may be enforceable.

     21.2 In addition to all other remedies, a lien is hereby reserved and imposed upon the leasehold estate of Lessee hereunder, all sums due Lessor from Lessee hereunder and all property of Lessee present upon the lands of Lessor hereunder to secure the payment of any and all sums due to Lessor from Lessee hereunder.

     22.  OPTION TO PURCHASE; REMOVAL OF PROPERTY

     22.1 Upon the termination of the term hereof, Lessor may purchase at fair market value any or all of Lessee's machinery, equipment and improvements then upon the Premises. Said right must be exercised by Lessor, if at all, within four (4) months following the termination of said term. If Lessor and Lessee fail to agree upon the fair market value of any such machinery, equipment or improvements that Lessor may be interested in buying, such fair market value shall be determined by arbitration in accordance with the provisions of Section 24.

     22.2 If not in default hereunder at the time of termination of the term hereof, Lessee may for a reasonable time after such termination remove from the Premises all of its machinery, equipment and improvements and other property, except that which Lessor has elected to purchase.

     23.  RECLAMATION AND REHABILITATION

     23.1 Lessee shall be solely responsible for the reclamation and rehabilitation, at Lessee's sole expense, of any portions of the Premises mined hereunder and water treatment, if such water treatment is required by any laws or regulations of the State of West Virginia or the United State of America now or hereafter in force, which obligations shall survive the termination of Lessee's leasehold. During such reclamation, rehabilitation or water treatment after termination of Lessee's leasehold hereunder, Lessee shall continue to have such use of the Premises as is necessary or convenient to carry out its obligations, subject to the provisions of Section 18.

     24.  ARBITRATION

     24.1 Any disagreement or dispute between the parties hereto as to any of the rights or obligations of the parties to this Agreement of Lease or as to the performance or nonperformance of any of the provisions hereof, other than the failure of Lessee to render an account of and pay royalties when due as herein provided, shall be submitted to arbitration under the jurisdiction of 9 U.S.C. 1 et seq., as follows: one (1) arbitrator shall be chosen by Lessor and one by Lessee within ten (10) days after notice in writing from either party to the other; the two (2) so chosen shall select a third arbitrator within five (5) days after the selection of the second of them. If either party shall tail to select an arbitrator within said period of ten (10) days, such arbitrator may be appointed by any Federal court having jurisdiction over the area in which the Premises, or any part thereof, lie, upon the application of the party. If the two (2) arbitrators so chosen fail to agree upon a third arbitrator within five
(5) days after the selection of the second of them, the third arbitrator shall be appointed by said court upon the application of either or both of the parties. The award of the arbitrators shall be made in writing within fifteen
(15) days from the final submission of the question to the arbitrators and one
(1) copy thereof shall be furnished to each of the parties hereto. An award by all or a majority of said arbitrators shall be final, conclusive, and binding on the parties as to the question or questions submitted to arbitration. The arbitrators shall determine the costs of the arbitration, including reasonable compensation to the arbitrators, and the party or parties by which such costs are to be paid. The award of the arbitrators may be entered as a decree or order by any court of competent jurisdiction.

     25.  NOTICES AND PAYMENTS

     25.1 All communications from Lessee to Lessor hereunder shall be deemed to be sufficiently given and served if sent (by certified mail in the instance of notice) to:

              Courtney Company
              c/o Spilman, Thomas, Battle & Klostermeyer
              P. O. Box 273
              Charleston, West Virginia 25321-O273

or to such other address as Lessor may prescribe from time to time by written notice to Lessee.

     25.2 All communications from Lessor to Lessee hereunder shall be deemed to be sufficiently given and served if sent (by certified mail in the instance of notice) to:

              Primeacre Land Corporation
              c/o Bethlehem Steel Corporation
              Real Estate Services Division
              Bethlehem, Pennsylvania 18016

or at such other address as Lessee may prescribe from time to time by written notice to Lessor.

     26.  RELATIONSHIP OF PARTIES

     26.1 The relationship between the parties hereto is that of landlord and tenant, and such relationship shall not be interpreted or established as that of partners, joint venturers, covenants, co-tenants, principal and agent, or any other relationship other than that of landlord and tenant. Nothing in this Agreement of Lease, expressed or implied, is intended or shall be construed to confer upon or give to any person, firm, or corporation, other than the parties hereto and their successors or assigns, any remedy or claims under or by reason of this

Agreement of Lease or any term, covenant or condition hereof; and all the terms, covenants, conditions, promises, and agreements in this Agreement of Lease contained shall be for the sole and exclusive benefit of the parties hereto and their successors and assigns.

     26.2 Lessor's right of review and approval of Lessee's mining application, plans, maps, and other data and Lessor's right to inspect Lessee's records or mines or the exercise of any of those rights shall not be construed as creating an employment relationship, a partnership, a joint venture, a cotenancy, an agency or any relationship other than that of Lessor and Lessee between the parties to this Agreement of Lease.

     27.  PROHIBITION OF ASSIGNMENT AND LIENS

     27.1 Lessee may sublet any portion of the Premises upon giving notice thereof to Lessor of its intention to sublet, and Lessee shall furnish Lessor with a copy of any agreements by which it sublets any portion of the Premises.

     27.2 Lessee shall not assign this Agreement of Lease without the prior written consent of Lessor; provided, however, that Lessee may assign this Agreement of Lease to Bethlehem Steel Corporation, a Delaware corporation, or to any subsidiary of Bethlehem Steel Corporation or to any company into which Lessee may be merged or that may be formed by any consolidation to which Lessee shall be a party or to which substantially all of the assets of Lessee shall have been conveyed; provided, moreover, that such merged company or such consolidated company, as the case may be, shall in each such instance assume the obligations of Lessee; and provided, further, that no such assignment shall relieve Lessee from liability for the performance of all of the terms, covenants and conditions hereof.

     28.  SUCCESSORS AND ASSIGNS

     28.1 This Agreement of Lease shall be binding upon and inure to the benefit of the parties hereto and, subject to the provisions of Section 27, upon and to their successors and assigns.

     29.  HEADINGS

     29.1 The captions and headings of the various provisions of this Agreement of Lease are for the purpose of convenience only and in no way define, limit or describe the scope or intent of this Agreement of Lease or in any way affect or alter any of the provisions hereof; and no such headings or captions shall be used by any court or by the arbitrators referred to in Section 24 in interpreting any of the provisions hereof.

     30.  GOVERNING LAW

     30.1 This Agreement of Lease and the provisions hereof shall be governed by and interpreted in accordance with the laws of the State of West Virginia.

     31.  TERMINATION OF EARLIER LEASE

     31.1 The Agreement of Lease dated October 1, 1968, between Lessor and Lessee is hereby terminated except as to any obligations that have heretofore accrued thereunder.

     32.  ENTIRE AGREEMENT

     32.1 This Agreement of Lease constitutes the entire agreement between Lessor and Lessee with regard to the matters with which it is concerned.

     IN WITNESS WHEREOF, Lessor and Lessee have executed this Agreement of Lease as of the day and year first above written.

                                            COURTNEY COMPANY,
ATTEST:                                     by

/s/ Mary Delle Thomas                       /s/ Virginia T. Jones

Secretary                                   President


ATTEST:                                     PRIMEACRE LAND CORPORATION,
                                            by

/s/ C.W. Campbell, Jr.                      /s/ D. L. Swearingen

Assistant Secretary                         President


STATE OF WEST VIRGINIA )
                       ) SS.:
COUNTY OF GREENBRIER   )


     I, Ruth R. Richmond, a Notary Public of said State and County, do certify that Virginia T. Jones, who signed the writing above, bearing date the 1st day of January, 1988, for COURTNEY COMPANY, a corporation, has this day in my said County, before me, acknowledged the said writing to be the act and deed of said corporation.

     Given under my hand this 6th day of June, 1988.

                                                /s/ Ruth R. Richmond
                                               ----------------------
                                                   Notary Public

     My commission expires:  September 8, 1991

COMMONWEALTH OF PENNSYLVANIA )
                             ) SS.:
COUNTY OF LEHIGH             )


     I, Nancy C. Radogna, a Notary Public of said Commonwealth and County, do certify that D. L. Swearingen, who signed the writing above, bearing date the 1st day of January, 1988, for PRIMEACRE LAND CORPORATION, a corporation, has this day in my said County, before me, acknowledged the said writing to be the act and deed of said corporation.

     Given under my hand and official seal this 10th day of May, 1988.

                                                /s/ Nancy C. Radogna
                                               ----------------------
                                                    Notary Public


This instrument was prepared by:
C. W. Campbell, Jr.
c/o Bethlehem Steel Corporation
Bethlehem, Pennsylvania  18016

                        ASSIGNMENT OF AGREEMENT OF LEASE

         THIS ASSIGNMENT OF AGREEMENT OF LEASE, dated October 5, 1992, by and between PRIMEACRE LAND CORPORATION, a Delaware corporation ("Primeacre"), and ALLEGHENY LAND COMPANY NO. 2, a Delaware corporation ("A11egheny No. 2"),

                                  WITNESSETH:
         WHEREAS, by Agreement of Lease between Courtney Company and Primeacre dated January 1, 1988, and recorded in the Office of the Clerk of the County Commission of Boone County, West Virginia in Oil and Gas Lease Book No. 25, at page 277, and in the Office of the Clerk of the County Commission of Linco1n County, West Virginia in Lease Book No. 45, at page 333 (said Agreement of Lease being hereinafter referred to as the "Courtney Lease"), said Courtney Company leased to Primeacre certain premises located partly in Boone County, West Virginia and partly in Lincoln County, West Virginia; and

         WHEREAS, by Sublease dated January 1, 1989, Primeacre sublet to Hobet Mining, Inc. ("Hobet") the Winifrede seam of coal and the seams of coa1 overlying the Winifrede seam of coal underlying a portion of the premises covered by the Courtney Lease, and by Amendment No. 1 dated May 1, 1989, recorded in the Office of the Clerk of the County Commission for Boone County, West Virginia in Coal Lease Book 23, at page 8O5, Primeacre and Hobet amended said Sublease dated January 1, 1989, so as to grant to Hobet certain additional rights with respect to a portion of the premises covered by the Courtney Lease; and

         WHEREAS, by Agreement dated April 26, 1991, Primeacre granted to Allegheny Land Company ("Allegheny") the right to enter upon a portion of the premises covered by the Courtney Lease to perform test drilling and further granted to Allegheny options to sublet three parcels of land comprising a portion of the premises covered by the Courtney Lease; and

         WHEREAS, by another Agreement dated April 26, 1991, among said Courtney Company, Primeacre and Allegheny, said Courtney Company waived certain provisions of the Courtney Lease as to certain mining operations of Allegheny under a proposed sublease; and

         WHEREAS, by Sublease dated November 1, 1991, recorded in said Boone County Office in Coal Lease Book 24, at page 574, and in the Office of the Clerk of the County Commission for Lincoln County, West Virginia, in Lease Book 46, at page 538, Primeacre sublet to Allegheny the Winifrede seam of coal and the seams of coal overlying the Winifrede seam of coal within a parcel of land comprising a portion of the premises covered by the Courtney Lease, and being one of the parcels on which Allegheny was granted an option to sublet pursuant to said first-mentioned Agreement dated April 26, 1991; and

         WHEREAS, by Sublease dated January 2, 1992, Allegheny sublet to Hobet its rights under said Sublease dated November 1, 1991; and

         WHEREAS, by letter agreement dated April 6, 1992, among Primeacre, Hobet and Allegheny, said Sublease dated January 1, 1989, was terminated and Primeacre and Allegheny agreed to amend said Sublease dated November 1, 1991, to include a portion of the premises formerly covered by said Sublease dated January 1, 1989, and A11egheny and Hobet agreed to amend said Sublease dated January 2, 1992, to include such premises; and

         WHEREAS, by Amendment No. 1 dated March 1, 1992, recorded in said Boone County Office in Coal Lease Book 24, at page 610, Primeacre and Allegheny amended said Sublease dated November 1, 1991, to include the premises formerly covered by said Sublease dated January 1, 1989; and

         WHEREAS, by Sublease dated April 1, 1992, recorded in said Boone County Office in Coal Lease Book 24, at page 613, and in said Lincoln County Office in Lease Book 46, at page 691, Primeacre sublet to Allegheny the Winifrede seam of coal and the seams of coal overlying the Winifrede seam of coal within a parcel of land comprising a portion of the premises covered by the Courtney Lease, and being one of the parcels on which Allegheny was granted an option to sublease pursuant to said first-mentioned Agreement dated Aprll 26, 1991.

         NOW, THEREFORE, the parties hereto in consideration of the foregoing, which are not mere recitals but are an integral part of this assignment, and further in consideration of the sum of One Dollar ($1) and other good and valuable consideration paid by Allegheny No. 2 to Primeacre, the receipt and sufficiency of which are hereby acknowledged, hereby agree as follows:

     1. ASSIGNMENT.

     Primeacre hereby sells, assigns, conveys and transfers to Allegheny No. 2, pursuant to the terms and conditions of that certain Asset Purchase Agreement by and between Primeacre and Allegheny No. 2 also entered into contemporaneously with this Agreement, effective as of October 9, 1992, but subject to the consent thereto by said Courtney Company, all of the right, title and interest of Primeacre in, to and under the Courtney Lease, and the leasehold estate created thereby and the appurtenances thereto, including all of the right, title and interest of Primeacre, as sublessor, in and to the subleases and agreements recited above, together with the amendments thereto dated October 5, 1992, and entitled Consent to Agreement of Lease, Amendment of Agreement of Lease, Estoppel Certificate and Guaranty.

     2. ACCEPTANCE OF ASSIGNMENT.

     Allegheny No. 2 hereby accepts the assignment set forth in paragraph 1 hereof, and hereby assumes and shall comply with, fulfill and perform all of the obligations, covenants, terms and conditions thereof imposed upon the lessee under the Courtney Lease and accruing on and after the effective date of the above assignment.

         IN WITNESS WHEREOF, the parties hereto have executed this Assignment of Agreement of Lease as of the day and year first above written.

ATTEST:                                          PRIMEACRE LAND CORPORATION
                                                 by
/s/ C. W. CAMPBELL, JR.                          /s/ D. L. SWEARINGEN

Secretary                                        President


ATTEST:                                          ALLEGHENY LAND COMPANY NO.2
                                                 by
/s/ JAMES T. KETRON                              MICHAEL F. MORAN

Secretary                                        Vice President

COMMONWEALTH OF PENNSYLVANIA )
                             )  SS.:
COUNTY OF LEHIGH             )

         The foregoing instrument was acknowledged before me this 5th day of October, 1992, by D. L. Swearingen of PRIMEACRE LAND CORPORATION, a Delaware corporation, on behalf of the corporation.

         My commission expires December 27, 1993.

                                                 /s/ LYNN L. DEPPE
                                                -------------------
                                                   Notary Public


COMMONWEALTH OF PENNSYLVANIA )
                             )  SS.:
COUNTY OF LEHIGH             )

         The foregoing instrument was acknowledged before me this 5th day of October, 1992, by Michael F. Moran of ALLEGHENY LAND COMPANY NO. 2, a West Virginia corporation, on behalf of the corporation.

         My commission expires December 27, 1993.

                                                  /s/ LYNN L. DEPPE
                                                 -------------------
                                                     Notary Public


This instrument was prepared by:
         C. W. Campbell Jr.
         c/o Primeacre Land Corporation
         1170 Eighth Avenue
         Bethlehem, Pennsylvania  18016-7699

                              ASSIGNMENT OF LEASES

         THIS ASSIGNMENT OF LEASES, dated October 5, 1992, by and between PRIMEACRE LAND CORPORATION, a Delaware corporation ("Primeacre"), and ALLEGHENY LAND COMPANY NO. 2, a Delaware corporation ("Assignee"),

                                  WITNESSETH:

         WHEREAS, Primeacre desires to assign its right, title and interest in and to those certain lease and sublease agreements more particularly described on Exhibit A attached hereto (collectively, the "Leases"); and

         WHEREAS, Assignee desires to accept such assignment and to assume all obligations of Primeacre under the Leases.

         NOW, THEREFORE, the parties hereto for ONE DOLLAR ($1.00) and other good and valuable consideration the receipt and sufficiency of which are hereby acknowledged, agree as follows:

         1.  ASSIGNMENT.  Primeacre hereby assigns and  transfers to Assignee,
effective as of October     , 1992, all the right, title and interest of
Primeacre in, to, and under the Leases.

         2. ACCEPTANCE OF ASSIGNMENT. Assignee hereby accepts the assignment set forth in paragraph 1 hereof and hereby assumes, and shall comply with and perform all of the obligations imposed upon Primeacre under the Leases and accruing on and after October 9, 1992.

         IN WITNESS WHEREOF, the parties hereto have executed this Assignment of Leases as of the day and year first above written.

                                           ASSIGNOR:

ATTEST:                                    PRIMEACRE LAND CORPORATION
                                           by
/s/ C.W. CAMPBELL, JR.                     /s/ D. L. SWEARINGEN

Secretary                                          President

                                           ASSIGNEE:

ATTEST:                                    ALLEGHENY LAND COMPANY NO. 2
                                           by
/s/ JAMES T. KETRON                        MICHAEL F. MORAN

Secretary                                  Vice President

                                        Exhibit A:

         1.  Lease between The Chesapeake and Ohio Railway Company and Carlile
C. Thompson dated April 30, 1953, concerning 0.14 acres of land for a driveway and portion of a garage, as assigned to Bethlehem Steel Corporation by The Chesapeake and Ohio Railway Company by Assignment of Leases dated May 1, 1975.

         2. Agreement (of lease) by and between Bethlehem Mines Corporation, Parsner Creek Lumber Company, Inc., and Hobet Mining and Construction Co., Inc., dated January 1, 1982, concerning the use of certain lands located in Boone County, West Virginia, as assigned to Jackie Cooper, d/b/a Sugar Tree Lumber Company by Parsner Creek Lumber Company, Inc., by Assignment dated September 18, 1984 (and consented to by Bethlehem Mines Corporation).

         3. Sublease between Primeacre Land Corporation and Allegheny Land Company dated November 1, 1991, as amended by Amendment No. 1 dated March 1, 1992, concerning the Winifrede seam of coal and all coal overlying said Winifrede seam underlying a certain portion of the premises subject to the lease between Courtney Company and Primeacre Land Corporation dated January 1, 1988.*

                 a. Sublease Agreement between Allegheny Land Company and Hobet Mining, Inc. dated January 1, 1992, concerning the leasing of certain seams of coal underlying premises subject to the Sublease between Primeacre Land Corporation and Allegheny Land Company dated November 1, 1991.

         4. Sublease between Primeacre Land Corporation and Allegheny Land Company dated April 1, 1992, concerning the Winifrede seam of coal and all coal overlying said Winifrede seam underlying a certain portion of the premises subject to the lease between Courtney Company and Primeacre Land Corporation dated January 1, 1988.*

---------------
*Pursuant to exercise of option to sublease contained in Agreement between Primeacre Land Corporation and Allegheny Land Company dated April 26, 1991. Agreement between Courtney Company, Primeacre Land Corporation and Allegheny Land Company dated April 26, 1991, amends lease dated January 1, 1988, between Courtney Company and Primeacre Land Corporation for purposes of operations of sublessee under said sublease.


COMMONWEALTH OF PENNSYLVANIA   )
                               )  SS.:
COUNTY OF LEHIGH               )

         On this, the 5th day of October, 1992, before me, a Notary Public in and for the Commonwealth of Pennsylvania, personally appeared D. L. Swearingen, who acknowledged himself to be the President of PRIMEACRE LAND CORPORATION, a corporation, and that he as such President, being authorized to do so, executed the foregoing instrument for the purposes therein contained by signing the name of the corporation by himself as the President.

         IN WITNESS WHEREOF, I hereunto set my hand and official seal.

                                             /s/ LYNN L. DEPPE
                                            -------------------
                                               Notary Public


COMMONWEALTH OF PENNSYLVANIA   )
                               )  SS.:
COUNTY OF LEHIGH               )

         On this, the 5th day of October, 1992, before me, a Notary Public in and for the Commonwealth of Pennsylvania, personally appeared Michael F. Moran, who acknowledged himself to be the Vice President of ALLEGHENY LAND COMPANY NO. 2, a corporation, and that he as such Vice President, being authorized to do so, executed the foregoing instrument for the purposes therein contained by signing the name of the corporation by himself as the Vice President.

         IN WITNESS WHEREOF, I hereunto set my hand and official seal.

                                             /s/ LYNN L. DEPPE
                                            -------------------
                                               Notary Public